UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2005

Easy Gardener Products, Ltd.
(Exact name of registrant as specified in charter)

Texas (State or other jurisdiction of incorporation)	333-102296 (Commission File Number)	37-1433686 (IRS Employer Identification No.)

3022 Franklin Avenue, Waco, Texas (Address of principal executive offices)	76710 (Zip Code)

Registrants telephone number, including area code (254) 753-5353

Not Applicable
(Former name or former address, if changed since last report)

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Easy Gardener Products today announces the hiring of an investment banking firm to explore strategic alternatives to repay its senior term lender, CapitalSource (AMEX: EZY_pa), (Amex: EZY.pr.a), (Amex: EZY/PA) (Amex: EZYPRA). The Company previously announced that its senior term lender required it to undertake a number of activities including the hiring of the investment banker in order to obtain loan waivers.

The investment banking firm will explore strategic alternatives for the repayment of the senior term lender and will assist the Company in completing the transaction.

The Board of Directors nominated and the shareholders approved the addition to the Board of Directors of an individual having the expertise of a “financial expert” as defined by the Securities and Exchange Commission and the American Stock Exchange. However, shortly thereafter he resigned for personal reasons. The Company is again searching for an individual to be elected to the Board of Directors having that expertise.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2005.	EASY GARDENER PRODUCTS, LTD. By: EG Product Management, L.L.C. It’s General Partner By: /S/ Richard M. Kurz —————————————— Name: Richard M. Kurz Title: Manager/CFO